SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2003

WORLDGATE COMMUNICATIONS, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-25755	23-2866697
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3190 Tremont Avenue, Trevose, Pennsylvania 19053
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (215) 354-5100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 4.	Changes in Registrant’s Certifying Accountant

On October 2, 2003, the Company dismissed PricewaterhouseCoopers LLP (“PwC”) as its independent public accountants and appointed Grant Thornton LLP as its new independent public accountants.  The decision to dismiss PwC and to retain Grant Thornton LLP was approved by the Company’s Audit Committee and Board of Directors on October 2, 2003.

The reports of PwC on the Company’s financial statements for each of the years ended December 31, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that the report of PwC on the financial statements of the Company for the fiscal year ended December 31, 2002 contains a paragraph expressing substantial doubt regarding the Company’s ability to continue as a going concern and that the report on the financial statements of the Company for the fiscal year ended December 31, 2001 contains an emphasis of a matter paragraph regarding the Company’s history of losses from operations and limited amount of cash and short-term investments on hand.

During the Company’s two most recent fiscal years and through October 2, 2003 there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to their satisfaction would have caused them to make reference thereto in connection with their reports on the financial statements for such years.

During the Company’s two most recent fiscal years and through October 2, 2003, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

The Company has provided PwC with a copy of the foregoing disclosures and has requested that PwC review such disclosures and provide a letter addressed to the Securities and Exchange Commission as specified by Item 304(a)(3) of Regulation S-K  Such letter is filed as Exhibit 16.1 to this Current Report.

During the fiscal years ended December 31, 2002 and 2001, and the subsequent interim period up to October 2, 2003, the Company did not consult with Grant Thornton LLP regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, or (iii) any other matters or reportable events set forth in Items 304(a)(1)(iv) and (a)(1)(v) of Regulation S-K.

Item 5.	Other Events and Required FD Disclosure.

At the annual meeting (the “Annual Meeting”) of the Company’s stockholders held on September 22, 2003, the stockholders elected six members to the Company’s Board of Directors.  Those elected to the Board were Hal M. Krisbergh, Steven C. Davidson, Clarence L. Irving, Jr., Martin Jaffe, Jeff Morris and Lemuel Tarshis.  Stockholders also approved the plan of recapitalization and authorized the board of directors to implement or abandon, in the board’s discretion, a twenty-for-one reverse stock split of the Company’s common stock.  The Company has decided not to implement the plan of recapitalization at this time.

After the stockholders took the foregoing actions, the Annual Meeting was adjourned to allow continued voting on the sale of assets (described below) to TVGateway, which was approved by the stockholders when the Annual Meeting was reconvened on September 30, 2003.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits:

16.1 Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission, dated October 3, 2003 regarding change in certifying accountant.

99.1 99.1 Press Release dated October 1, 2003

Item 9.	Regulation FD Disclosure.

The Company is currently not in compliance with the minimum bid price requirement for continued listing on the NASDAQ Small Cap Market.  According to the NASD Marketplace Rules, an issuer’s stock must maintain a minimum bid price of $1.00 per share and an issuer will not be in compliance with the minimum bid price requirement if the stock price remains below $1.00 per share for 30 consecutive business days.  In accordance with NASD Marketplace Rule 4450(e)(2), the Company was granted an additional 180 days in which to achieve compliance with the listing requirements.  The current extension to regain compliance expires on October 3, 2003.  The NASD may grant the Company an additional 90 days in which to achieve compliance with the minimum bid price requirement if, among other things, the Company meets the initial listing criteria under NASD Marketplace Rule 4310(c)(2)(A)(i), pursuant to which an issuer must have stockholders’ equity of $5 million for inclusion in Nasdaq.  The Company has requested an extension to regain compliance with NASDAQ minimum bid price requirement.  To be considered for this extension, the Company provided to NASDAQ a pro forma equity position as of September 30, 2003 (taking into account the sale of assets (described below) to TVGateway, LLC (“TVGateway”)) which indicates that the stockholders’ equity is above $5 million.  It should be noted that the pro forma equity estimate has not been audited  or reviewed by the Company’s independent accountants and is therefore subject to changes and adjustments.

On August 6, 2003 the Company entered into an asset purchase agreement to sell to TV Gateway, LLC certain Interactive Television (“ITV”) intellectual property rights and certain software and equipment related to the ITV business for $2.4 million in cash.  Concurrently with the execution of the asset purchase agreement, the Company and TVGateway entered into a redemption agreement pursuant to which TVGateway redeemed the Company’s equity interest in TVGateway for $600,000 in cash, paid concurrently with the execution of the redemption agreement. The assets that are the subject of the two agreements noted above had minimal book value on the Company’s balance sheet and, as a result, the receipt of $3.0 million in cash has the effect of increasing our equity by a comparable amount.

On September 30, 2003, the Company’s shareholders approved the proposal to sell to TVGateway certain of the Company’s assets relating to its interactive television business.  Subsequent to obtaining shareholder approval, the Company and TVGateway closed on the sale with the Company receiving $2.4 million in cash, the balance of the $3.0 million amount for the transactions with TVGateway, as set forth in the definitive agreements between the parties.

In addition, based on an agreement dated July 24, 2000 with several cable operators, the Company had an obligation to provide these cable operators credit on certain equipment purchases.  The unused remaining portion of this obligation, totaling $3.283 million, was reflected on the Company’s June 30, 2003 balance sheet as a liability.  According to the terms of the agreement, the contractual obligation liability expired on August 24, 2003.  Upon expiration, the Company recorded an adjustment to reclassify this liability to additional paid in capital, thereby increasing the Company’s equity position by $3.283.

In addition, the Company sold certain assets and inventory in the third quarter of 2003 that resulted in a net loss of $366,000.

The impact of the above transactions raised the Company’s stockholders’ equity by approximately $5.9 million.  After giving effect to the Company’s current estimate of losses for the quarter ending September 30, 2003 of  approximately $1.6 million (excluding the loss on the sale of assets and inventory of $366,000 and the $3.0 million gain on the sale of the Company’s interest in TVGateway and certain of its ITV intellectual property rights and certain software and equipment related to the ITV business), Stockholders’ Equity increased from $2.5 million at June 30, 2003 to  approximately $6.7 million at September 30, 2003 (see following schedule of Projected Stockholders’ Equity as of September 30, 2003).

WORLDGATE COMMUNICATIONS

PROFORMA NET STOCKHOLDERS EQUITY

As of 9/30/03

( $ 000’s )

Total stockholders’ equity as of 6/30/03		2,452

Expiration of contractual obligation to provide equipment credits to several cable operators which resulted in a reclassification adjustment of the previously recorded liability to additional paid in capital.		3,283

Estimated Net Income for Q/E 9/30/03:

Loss from operations excluding sale of Inventory and Property and Equipment and the Gain recorded resulting from the Asset Purchase Agreement between the Company and TVGateway, LLC	(1,641)

Gain recorded as a result of sale by the Company to TVGateway, LLC of both the Company’s remaining interest in TV Gateway and the Company’s ITV intellectual property rights and certain software and equipment related to the ITV business.	3,000

Net loss on sale of Inventory and Property and Equipment	(366)
		993

Pro Forma stockholders’ equity as of 9/30/03		6,728

The above Proforma Net Equity balance is based on the latest estimates available at this time and are subject to final determinations and review by our external auditors Grant
Thornton, LLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDGATE COMMUNICATIONS, INC.

By:	/s/ Randall J. Gort
Name: Randall J. Gort
Title: Secretary

Date:  October 3, 2003

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission, dated October 3, 2003 regarding change in certifying accountant.

99.1	Press Release dated October 1, 2003